UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2006

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25800 Commercentre Dr., Suite 100
Lake Forest, CA  92630

 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 206-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 1.01.  Entry into a Material Definitive Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

As described more particularly in Item 5.02 below, on October 20, 2006, James Kang resigned as director of Liquidmetal Technologies, Inc. (the “Company”).  In connection with such resignation, Mr. Kang has also agreed to resign as an officer and employee of the Company and to terminate his Employment Agreement (dated May 1, 2001, as amended) with the Company.  In consideration of Mr. Kang’s agreement to terminate his Employment Agreement and in lieu of the payment of any severance thereunder, Mr. Kang has entered into a Consulting Agreement with the Company with a term of 3 years.  Under the Consulting Agreement, Mr. Kang will be required to provide advice and assistance to the Company in connection with the development, manufacture, fabrication, marketing, distribution, and sale of amorphous metal alloys during the term of the agreement.  Mr. Kang will be paid a consulting fee of $200,000 per year under the agreement.

Item 5.02.  Departure of Director; Election of Directors.

On October 20, 2006, James Kang resigned as a director of the Company, and Patrick Caruana was elected to the Company’s Board of Directors to fill the vacancy created by Mr. Kang’s resignation.  The resignation of Mr. Kang and election of Mr. Caruana were undertaken in order to increase the proportion of independent directors on the Company’s Board.  Mr. Kang’s resignation was not the result of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, policies, or practices.

Mr. Caruana will serve as a Class III Director whose term will expire at the annual stockholder meeting for 2007.  In connection with Mr. Caruana’s election as a director, there was no arrangement or understanding between Mr. Caruana and any other persons pursuant to which Mr. Caruana was elected as a director.

From 2002 through February 2005, Mr. Caruana served as Vice President of Northrop Grumman Space Technology and was the Corporate lead for Missile and Defense business development in the Asia market.  Mr. Caruana served as Vice President and Program Manager for TRW Space & Electronics from August 1999 until the Company was acquired by Northrup Grumman in 2002.  Prior to joining TRW, Mr. Caruana served 36 years in the U.S. Air Force, retiring the grade of Lieutenant General.  Mr. Caruana is a graduate of the U.S. Air Force Academy, where he earned a bachelor’s degree in engineering.  In 1972, Mr. Caruana received a Master of Science degree in Mathematics from Texas A&M University.

Item 7.01.  Regulation FD Disclosure.

See press release, dated October 24, 2006, attached hereto as Exhibit 99.1 announcing director changes at the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ Larry E. Buffington
Larry E. Buffington
President and Chief Executive Officer

Date: October 24, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement, dated October 20, 2006, between Liquidmetal Technologies, Inc. and James Kang.

99.1	Press Release, dated October 24, 2006, announcing director changes at Liquidmetal Technologies, Inc.